UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 6, 2005

Republic Airways Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-49697 (Commission File Number)	06-1449146 (IRS Employer Identification No.)

8909 Purdue Road Suite 300 Indianapolis, IN 46268 (Address of principal executive offices)

Registrant’s telephone number, including area code: (317) 484-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 6, 2005, Republic Airways Holdings Inc. (the “Company”), entered into a Stock Purchase Agreement (the “Agreement”) with Shuttle America Corporation (“Shuttle Corp.”) and Shuttle Acquisition LLC (“Shuttle LLC”), pursuant to which the Company purchased all of the issued and outstanding common stock of Shuttle Corp. from Shuttle LLC. The total consideration for the transaction was paid pursuant to a promissory note in the aggregate principal amount of $1,000,000 payable by the Company to Shuttle LLC (the “Note”) and the assumption of certain debt of Shuttle Corp. Shuttle LLC is an affiliate of Wexford Capital LLC. Wexford Capital LLC is the majority shareholder of the Company. A copy of the Agreement, the Note and a press release relating thereto are each filed herewith as Exhibits 10.1, 10.2 and 99.1, respectively.

Because the Company and Shuttle Corp. are controlled by a common entity, Wexford Capital LLC, the Company will be obligated to restate its historical financial statements for each of the three years in the period ended December 31, 2004 to reflect the results and financial position of Shuttle Corp. for these periods. The restatement will reflect such acquisition as a transaction accounted for under a method similar to “pooling of interests” accounting rather than purchase accounting. The preliminary estimate, based on unaudited financial information of Shuttle Corp. for the year ended December 31, 2004, is that such restatement may result in a reduction of our net income for 2004 in the range of approximately $4.0 to $7.0 million. The change in total stockholders’ equity at December 31, 2004 is estimated to be in the range of a reduction of $3.0 million to an increase of $2.0 million. These preliminary estimates may change upon the completion of the audit of the “pooled” consolidated financial statements of the Company and Shuttle Corp. for the year ended December 31, 2004.

Item 8.01 Other Events.

The discussion under Item 1.01 of this Current Report on Form 8-K is incorporated under this Item 8.01 as if set forth herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1	Stock Purchase Agreement, dated May 6, 2005, by and among Republic Airways Holdings Inc., Shuttle America Corporation and Shuttle Acquisition LLC.

10.2	Promissory Note in the principal amount of $1,000,000, dated May 6, 2005, made by Republic Airways Holdings Inc. payable to Shuttle Acquisition LLC.

99.1	Press release issued by Republic Airways Holdings Inc. on May 9, 2005.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.

Date: May 9, 2005	By:	/s/ Robert H. Cooper
Name: Robert H. Cooper
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Stock Purchase Agreement, dated May 6, 2005, by and among Republic Airways Holdings Inc., Shuttle America Corporation and Shuttle Acquisition LLC.
10.2	Promissory Note in the principal amount of $1,000,000, dated May 6, 2005, made by Republic Airways Holdings Inc. payable to Shuttle Acquisition LLC.
99.1	Press release issued by Republic Airways Holdings Inc. on May 9, 2005.